                                                                    EXHIBIT 10.2


                              CLASS A COMMON STOCK
                              INVESTMENT AGREEMENT


                                     between



                       Promethean Investment Group, L.L.C.



                                       and



                             AVANIR Pharmaceuticals


                          Dated as of January 22, 1999

        CLASS A COMMON STOCK INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of January 22, 1999, by and among AVANIR Pharmaceuticals (formerly known as LIDAK Pharmaceuticals), a California corporation with headquarters located at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121 (the "COMPANY"), and Promethean Investment Group, L.L.C., a limited liability company organized and existing under the laws of the State of New York (together with its successors in interest and assigns or its designees, the "INVESTOR").

        WHEREAS:


        A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the "1933 ACT");

        B. The parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $10,000,000 (subject to increase up to $13,000,000 as set forth in Section 1(d)) in shares (including the Commitment Shares (as defined in Section 10(b)(i)), the "SHARES") of the Company's Class A common stock, no par value per share (the "CLASS A COMMON STOCK"); and

        C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

        NOW THEREFORE, the Company and the Investor hereby agree as follows:

        1. PURCHASE AND SALE OF CLASS A COMMON STOCK

        a. Purchase and Sale of Class A Common Stock. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to those number of Shares having an aggregate Purchase Price (as defined in Section 1(g)) of $10,000,000 (subject to increase up to $13,000,000 as set forth in Section 1(d)).

        b. Delivery of Put Notices. Subject to the satisfaction of the conditions set forth in this Section 1, at any time and from time to time during the period beginning on and including the Business Day (as defined below) immediately following the date on which the initial Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement is declared effective (the "EFFECTIVE DATE") by the Securities and Exchange Commission (the "SEC") and ending on the earlier of (i) the date which is 24 months after the Effective Date and (ii) termination of this Agreement in accordance with Section 8 (the "OPEN PERIOD"), the Company may, in its sole discretion, deliver a written notice to the Investor (each such notice hereinafter referred to as a "PUT NOTICE") stating a dollar amount (the "DOLLAR

AMOUNT") of Shares which the Company intends to sell to the Investor during the period beginning on the Business Day immediately following the date which the Investor receives the Put Notice (the "PUT NOTICE DATE") and ending on and including the date which is 25 Business Days after such Put Notice Date (the "PURCHASE PERIOD"). In addition, the Dollar Amount designated by the Company in a Put Notice shall be in increments of $100,000. During the Open Period, Put Notices may be delivered no more frequently than once in each period of 26 consecutive Business Days, such that a Put Notice may not be given during a Purchase Period. The Company may, at its option, designate in a Put Notice a minimum purchase price per Share at which the Investor may purchase Shares pursuant to such Put Notice during the related Purchase Period (a "COMPANY DESIGNATED MINIMUM PRICE"). For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed or on which the Principal Market (as defined in Section 1(f)) for the Class A Common Stock is not open for trading. For purposes of this Agreement, "TRIGGER PRICE" for any Purchase Period shall mean 106.38% of the greater of (i) the Company Designated Minimum Price, if any, for such Purchase Period and (ii) $1.00 (equitably adjusted for stock splits, stock dividends, combinations and similar transactions). Prior to 12 months from the Effective Date, the Company shall deliver such number of Put Notices as allows the Investor to purchase Shares having an aggregate Purchase Price of at least $2,500,000; provided, however, that if the Company fails to deliver such number of Put Notices as allows the Investor to purchase such minimum dollar amount of Shares by the first anniversary of the Effective Date, the Company shall deliver to the Investor on such date an amount equal to $150,000 by wire transfer of immediately available funds, which amount shall be Investor's sole remedy for the Company's failure to deliver such number of Put Notices. If the Company fails to pay to the Investor such $150,000 when due, the Company shall pay to the Investor, on the first Business Day following the date such payment was due (in addition to and not in lieu of any remedy the Investor may have in law or equity) an amount equal to $3,000, in cash by wire transfer, plus compounded annual interest of 18% on such $150,000 amount during the period, beginning on the Business Day after such amount was due, during which such amount, or any portion thereof, is outstanding.

        c. Delivery of Preliminary Put Notices. At least 15 days but not more than 30 days prior to the Company's delivery of a Put Notice to the Investor, the Company shall deliver written notice to the Investor (a "PRELIMINARY PUT NOTICE") stating that the Company may deliver a Put Notice to the Investor. The Company shall not be obligated to deliver a Put Notice following its delivery of a Preliminary Put Notice; provided, however, that if on two occasions the Company fails to deliver a Put Notice within 30 days after its delivery of a Preliminary Put Notice then on each subsequent occasion that the Company delivers a Preliminary Put Notice the Company shall be obligated to deliver a Put Notice within 30 days after its delivery of such Preliminary Put Notice. The Company shall reimburse the Investor for reasonable due diligence costs (including legal due diligence costs) of the Investor up to $15,000 on each occasion that the Company delivers a Preliminary Put Notice. Investor shall be responsible for its due diligence costs in excess of $15,000 on each occasion that the Company delivers a Preliminary Put Notice.

        d. Investor Obligation and Right to Purchase Shares. Subject to the conditions set forth in this Agreement, following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Purchase Period a number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Dollar Amount set forth in the Put Notice (subject to reduction during the Purchase Period as hereinafter provided), (ii) $1,000,000 (subject to reduction during the Purchase Period as hereinafter provided) and (iii) 12% of the sum of the Daily Trading Dollar Volume (as defined below) of the Class A Common Stock on each of the trading days on which the Applicable Trading Price (as defined in Section 1(f)) is greater than or equal to the Trigger Price during the 20 consecutive Business Days immediately following the Put Notice Date (the lesser of (i), (ii) or (iii) above shall be referred to herein as the "REQUIRED DOLLAR AMOUNT"). In addition, the Investor shall have the right, but not the obligation, solely at its election to purchase during each and any such Purchase Period a number of Shares from the Company having an aggregate Purchase Price equal to up to 30% of the Dollar Amount set forth in the Put Notice. The Investor shall not in any event be required to purchase pursuant to this Agreement a number of Shares having an aggregate Purchase Price which is greater than $10,000,000 (excluding additional purchases which may be made at the election or option of the Investor pursuant to the immediately preceding sentence). The amount provided in clause (i) in the first sentence of this Section 1(d) shall be in effect at the beginning of each Purchase Period but shall be reduced during such Purchase Period by an amount equal to one-twentieth of the Dollar Amount in effect at the beginning of such Purchase Period for each trading day during such Purchase Period on which the Applicable Trading Price of the Class A Common Stock is less than the Trigger Price. The amount provided in clause (ii) of the first sentence of this Section 1(d) shall be in effect at the beginning of each Purchase Period but shall be reduced during such Purchase Period by $50,000 for each trading day during such Purchase Period on which the Applicable Trading Price of the Class A Common Stock is less than the Trigger Price. For purposes of this Agreement, "DAILY TRADING DOLLAR VOLUME" shall mean the number of shares of Class A Common Stock traded on such day on the Principal Market on which the Class A Common Stock is traded multiplied by such day's Applicable Trading Price of the Class A Common Stock (as reported by Bloomberg Financial Markets ("BLOOMBERG"), provided that individual trades of at least 15,000 shares of Class A Common Stock on any trading day shall, for this purpose, be treated as a trade of 15,000 shares of Class A Common Stock).

        e. Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase, and a Required Dollar Amount may not include, an amount, which when added to the sum of (i) the additional number of Shares which the Investor has the right to purchase with respect to such Required Dollar Amount (as set forth in the second sentence of Section 1(d)) and
(ii) all other Shares acquired by the Investor pursuant to this Agreement during the 61 days preceding the Put Notice Date with respect to which this determination of the permitted Required Dollar Amount is being made, would exceed 4.99% of the number of shares of Class A Common Stock outstanding on the Put Notice Date for such Purchase Period, as determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). Each Put Notice shall include a representation of the Company as to the number of shares of Class A Common Stock outstanding on the related Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of shares of Class A Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Purchase Period than on the Put Notice Date associated with such Purchase Period, then the number of shares of Class A Common Stock outstanding on such date during such Purchase Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Shares made pursuant to this Agreement in the 61 calendar days preceding such date, would have acquired more than 4.99% of the number of shares of Class A Common Stock outstanding during such period.

        f. Conditions to Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any Shares at a Closing (as defined in Section 1(h)) unless each of the following conditions are satisfied: (i) the Applicable Trading Price of the Class A Common Stock on the Business Day immediately preceding the Put Notice Date shall not be less than $1.00 (equitably adjusted for stock splits, stock dividends, combinations and similar transactions); (ii) a Registration Statement shall have been declared effective and shall remain effective and available for sale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times during the period beginning on the date of delivery of the related Preliminary Put Notice and ending on and including the related Closing Date (as defined in Section 1(h)); (iii) at all times during the period beginning on the date that the Company delivers the related Preliminary Put Notice and ending on and including the related Closing Date, the Class A Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market (the "PRINCIPAL MARKET") and shall not have been suspended from trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Class A Common Stock; (iv) during the period beginning on the date of this Agreement and ending on and including the applicable Closing Date, there shall not have occurred a Major Transaction (as defined below) or the public announcement of a pending Major Transaction which has not been abandoned or terminated; and (v) the Company has complied with its obligations and is otherwise not in breach of, or in default under, this Agreement and the Registration Rights Agreement. If any of the events described in clauses (ii) through (v) above occurs after an effective Put Notice is so delivered, and if any such circumstance described above so occurs before the entire Required Dollar Amount of Class A Common Stock covered by such Put Notice shall have been purchased during the Purchase Period, then the Investor shall have no further obligation to purchase the balance of such Required Dollar Amount of Class A Common Stock during such Purchase Period; provided, however, that on any day during the balance of such Purchase Period upon which such events described in clauses (ii) through (v) above do not exist, the Investor may, in its sole discretion, but shall not be required to, give the Company one or more Purchase Notices (as defined in Section 1(h)) covering some or all of such balance of the Required Dollar Amount, as well as some or all of the additional amounts of Class A Common Stock which the Investor may elect to purchase during such Purchase Period pursuant to Section 1(d) above. The "APPLICABLE TRADING PRICE" with respect to the Class A Common Stock on any Business day, shall mean the Weighted Average Price (as defined below) of the Class A Common Stock on such Business Day. "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (as reported by Bloomberg through its "Volume at Price" function) or, if the Principal Market is not the principal securities exchange or trading market for such security, the dollar volume-weighted average price of such security on the principal securities exchange or trading market where such security is listed or traded (as reported by Bloomberg through its "Volume at Price" function), or if the foregoing do not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Investor.

        For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have occurred at the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or
(iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 30% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

        g. Purchase Price Per Share. For purposes of this Agreement, the "PURCHASE PRICE" for each Share purchased by the Investor shall be equal to the greater of (i) the product of (A) 94% and (B) the lowest Applicable Trading Price of the Class A Common Stock for the six consecutive trading days ending on and including the Purchase Notice Date (as defined in Section 1(h)) and (ii) the Company Designated Minimum Price, if any, for the applicable Purchase Period. The number of Shares so to be purchased pursuant to each Purchase Notice shall be rounded to the nearest whole number so as to avoid the issuance of fractional shares.

        h. Mechanics of Purchase of Shares by Investor. To effect a purchase of Shares during a Purchase Period the Investor shall deliver one or more written notices to the Company (each a "PURCHASE NOTICE") at any time and from time to time during the Purchase Period. Each Purchase Notice shall set forth (i) the aggregate Purchase Price for the Shares being purchased by the Investor pursuant to such Purchase Notice, (ii) the Purchase Price per Share as of the date of delivery of such Purchase Notice and (iii) the number of Shares being purchased pursuant to such Purchase Notice. The "PURCHASE NOTICE DATE" with respect to a Purchase Notice shall be the date on which the Investor delivers a copy of such Purchase Notice to the Company by facsimile transmission prior to 11:59 p.m. Eastern Time on such date. If prior to the last day of a Purchase Period the Investor shall not have delivered Purchase Notices covering the purchase of a number of Shares with an aggregate Purchase Price equal to at least the Required Dollar Amount with respect to such Purchase Period, then the Investor shall be deemed to have delivered a Purchase Notice on the last day of such Purchase Period covering the purchase of a number of Shares with an aggregate Purchase Price equal to the difference of (x) the Required Dollar Amount with respect to such Purchase Period minus (y) the aggregate Purchase Price of the Shares covered by Purchase Notices delivered by the Investor to the Company during such Purchase Period. Subject to the satisfaction of the conditions set forth in Sections 1(f), 6 and 7, the closing of the purchase by the Investor of Shares (a "CLOSING") shall occur at 10:00 a.m. Central Time, on the date which is three Business Days following the applicable Purchase Notice Date (or such other time or later date as is mutually agreed to by the Company and the Investor) (a "CLOSING DATE") at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. On each Closing Date, (A) the Company shall deliver to the Investor certificates representing the Shares to be issued and sold to the Investor on such date and registered in the name of the Investor or deposit such Shares into the account(s) (with the Investor receiving confirmation that the Shares are in such account(s)) designated by the Investor for the benefit of the Investor and (B) the Investor shall deliver to the Company the Purchase Price to be paid for such Shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. In the alternative to physical delivery of certificates for Class A Common Stock, if delivery of the Shares may be effectuated by electronic book-entry through The Depository Trust Company ("DTC"), then delivery of the Shares pursuant to such purchase shall, unless requested otherwise by such Investor (or holder of such Shares), settle by book-entry transfer through DTC by the third Business Day following the Investor's delivery of a Purchase Notice to the Company. The parties agree to coordinate with DTC to accomplish this objective.

        i. Effect of Failure to Satisfy Closing Obligations. Subject to the Company's compliance with all of the terms and conditions of this Agreement, with respect to each Purchase Period, if the Investor shall fail to purchase the entire Required Dollar Amount (subject to reduction as provided in Section 1(d)) by the third Business Day following the end of such Purchase Period, the Investor shall, in addition to any other remedies under this Agreement, pay as additional damages in cash to the Company, on the eighth Business Day following the end of such Purchase Period and on each succeeding fifth Business Day thereafter until the Required Dollar Amount is paid, an amount equal to one percent (1%) of the balance of the Required Dollar Amount that was not paid to the Company for such Purchase Period. Subject to the Investor's compliance with all of the terms and conditions of this Agreement, with respect to each Closing, if the Company shall fail to deliver to the Investor the Shares to be issued and sold to the Investor by the third Business Day following delivery of a Purchase Notice, whether by physical delivery of certificates or by book-entry transfer through DTC for such Shares, the Company shall, in addition to any other remedies under this Agreement, pay as additional damages in cash to the Investor, by the eighth Business Day following the delivery of a Purchase Notice and on each succeeding fifth Business Day thereafter until the Shares are delivered, an amount equal to one percent (1%) of the value of the Shares not delivered to the Investor by the third Business Day following the delivery of a Purchase Notice.

        j. Certain Adjustments. Daily Trading Dollar Volume, Applicable Trading Price, Purchase Price per Share, the Company Designated Minimum Price, the Trigger Price and the $1.00 amounts provided in Section 1(d) hereof shall be adjusted appropriately to reflect stock splits, stock dividends, combinations and like transactions affecting the Class A Common Stock.

        k. Delisting; Suspension. If at any time during the Open Period or within 30 days after the end of the Open Period, (i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the Class A the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one trading day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Class A Common Stock, or (iii) there shall have occurred a Major Transaction or the public announcement of a pending Major Transaction which has not been abandoned or terminated, the Investor shall have the right (the "REPURCHASE OPTION"), as partial relief for the damages to the Investor by reason of the occurrence of the events listed in clauses (i), (ii) or (iii) above (which remedy shall not be exclusive of any other remedies available at law or equity), in its sole discretion, which right shall be exercised within 30 days of such event or occurrence (a "REPURCHASE EVENT"), to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by the Investor, but in any event within 10 calendar days of the exercise of such right, and subject to the limitations imposed by the General Corporation Law of California, all or any part of the Shares issued to the Investor within the 60 Business Days preceding the Investor's exercise of the Repurchase Option and then held by the Investor at a price per Share equal to the highest Applicable Trading Price during the period beginning on the date of the Repurchase Event and ending on and including the date on which the Investor exercises its Repurchase Option (the "PAYMENT AMOUNT"). If the Company fails to pay to the Investor the full aggregate Payment Amount within 10 calendar days of the Investor's exercise of the Repurchase Option hereunder, the Company shall pay to the Investor, on the first Business Day following such tenth calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor upon exercise of the Repurchase Option, an amount equal to 2% of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of 18% on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

        l. Overall Limit on Class A Common Stock Issuable. Notwithstanding anything contained herein to the contrary, the number of Shares issuable by the Company and purchasable by the Investor hereunder shall not exceed 19.99% of the shares of Class A Common Stock outstanding as of the date hereof, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of Shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders in accordance with applicable law and the By-laws and Articles of Incorporation of the Company. Without limiting the generality of the foregoing, such shareholders' approval must duly authorize the issuance by the Company of shares of Class A Common Stock totaling 19.99% or more of the shares of Class A Common Stock outstanding on the date hereof. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 1(l).

        2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

        The Investor represents and warrants to the Company that:

                a. Investment Purpose. The Investor is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                b. Accredited Investor Status; Sophisticated Investor. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares.

                c. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire such Shares.

                d. Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 3 below. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

                e. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

                f. Transfer or Resale. The Investor understands that except as provided in the Registration Rights Agreement: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered for resale thereunder and sold, assigned or transferred in accordance with an effective registration statement, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with assurance reasonably acceptable to the Company that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                g. Legends. The Investor understands that, until such time as the resale of the Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Shares may be made without registration under the 1933 Act, or
(iii) such holder provides the Company with assurances reasonably acceptable to the Company that such Shares can be sold pursuant to Rule 144 without any restriction as to (A) the number of securities acquired as of a particular date that can then be immediately sold or (B) manner of sale. The Investor covenants that, in connection with any transfer of Shares by it pursuant to an effective registration statement under the 1933 Act, it will (i) comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Investor, and (ii) comply with the "Plan of Distribution" section of the current prospectus relating to such effective registration statement.

                h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                i. Residency. The Investor is a resident of the State of New
York.

                j. Section 9 of the 1934 Act. During the Open Period, the Investor will comply with the provisions of Section 9 of the 1934 Act, and the rules promulgated thereunder, with respect to transactions involving the Class A Common Stock.

        3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to the Investor that:

                a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b)).

                b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares pursuant to this Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) the Transaction Documents have been duly and validly executed and delivered by the Company and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 99,490,000 shares of Class A Common Stock, of which as of the date hereof, 40,941,292 shares are issued and outstanding, 1,939,407 shares are issuable and reserved for issuance pursuant to the Company's 1994 stock option and purchase plans, 1,875,000 shares are issuable and reserved for issuance under the Company's proposed 1998 stock option plan (which is scheduled to be voted upon by the Company's shareholders at the Company's Annual Meeting to be held on February 19, 1999) and 7,678,794 shares (other than the Shares issuable pursuant to this Agreement) are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Class A Common Stock, (ii) 510,000 shares of Class B Common Stock, no par value per share, of which as of the date hereof, 49,000 shares are issued and outstanding and options to purchase 419,000 shares of Class B Common Stock are issued and outstanding and (iii) 10,000,000 shares of preferred stock, $1.00 par value per share, of which as of the date hereof, no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has furnished to the Investor true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Class A Common Stock and the material rights of the holders thereof in respect thereto.

                d. Issuance of Shares. A number of shares of Class A Common Stock equal to at least 150% of the aggregate number of Shares issuable pursuant to this Agreement but not more than 19.99% of the shares of Class A Common Stock outstanding as of the date hereof, based on the Purchase Price per Share as of the date hereof and an aggregate Purchase Price of $13,000,000 (regardless of any limitation on the timing or amount of such purchases) initially has been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Class A Common Stock. The issuance by the Company of the Shares is exempt from registration under the 1933 Act.

                e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Principal Market or principal securities exchange or trading market on which the Class A Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule 3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Class A Common Stock by the Principal Market in the foreseeable future.

               f. SEC Documents; Financial Statements. Since September 30, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Investor by the Company or its Subsidiaries or any of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

                g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or the SEC Documents filed at least five (5) days prior to the date hereof, since September 30, 1997, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or could have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Class A Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

                i. Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Class A Common Stock and which has not been publicly announced.

                k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

                l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration under the 1933 Act of the Company's sale and issuance of the Shares to the Investor or cause this offering of Shares to the Investor to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration under the 1933 Act of the Company's sale and issuance of the Shares to the Investor or cause the offering of the Shares to be integrated with other offerings.

                m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

                n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                o. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

                p. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                r. Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities, including, with limitation, the U.S. Food and Drug Administration and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

                s. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                t. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                u. Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                v. Certain Transactions. Except as set forth on Schedule 3(v) and in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                w. Dilutive Effect. The Company understands and acknowledges that the number of Shares issuable upon purchases pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Shares upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

        4.      COVENANTS.

                a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                b. Blue Sky. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Shares for, or obtain exemption for the Shares for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating the offer and sale of the Shares required under the applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

                c. Reporting Status. Until the earlier of (i) the first date which is after the date this Agreement is terminated pursuant to Section 8 and on which the Holders (as that term is defined in the Registration Rights Agreement) may sell all of the Shares acquired pursuant to this Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Holders shall have sold all the Shares issuable hereunder and (B) this Agreement has been terminated pursuant to Section 8 (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                d. Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes.

                e. Financial Information. The Company agrees to send the following to the Investor during the Registration Period: (i) within five (5) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two
(2) days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

                f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Class A Common Stock needed to provide for the issuance of all the Shares hereunder at the then current Purchase Price. In the event that, notwithstanding the foregoing, the Company determines that it does not have a sufficient number of authorized shares of Class A Common Stock to reserve and keep available for issuance as described in this Section 4(f), the Company shall use its best efforts to increase the number of authorized shares of Class A Common Stock by seeking shareholder approval for the authorization of such additional shares.

                g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Class A Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Class A Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Class A Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Class A Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Class A Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                h. Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the Class A Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                i. Filing of Form 8-K. On or before the date which is three Business Days after the date hereof, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act.

                j. Corporate Existence. The Company will take all steps reasonably necessary to preserve and continue the corporate existence of the Company.

5.      TRANSFER AGENT INSTRUCTIONS.

                The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Shares in such amounts as specified from time to time by the Investor to the Company upon delivery of a Purchase Notice (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Irrevocable Transfer Agent Instructions shall have been delivered by the Company to, and acknowledged in writing by, the Company's transfer agent prior to the Company's delivery of the first Preliminary Put Notice hereunder. Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 and stop transfer instructions to give effect to Sections 2(f) and 2(g) hereof prior to registration of the Shares under the 1933 Act, will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Investor's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If the Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by such Investor of any of such Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        6.      CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

                The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                a. The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                b. The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing (after receipt of confirmation of delivery of such Shares) by cashier's check or wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                c. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

                d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        7.      CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

                The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

                a. The Company shall have executed each of the Transaction Documents and delivered the same to the Investor.

                b. The Class A Common Stock shall be authorized for quotation on the Principal Market and trading in the Class A Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the respective Closing Date (excluding suspensions of not more than one trading day resulting from business announcements by the Company, provided that such suspensions occur prior to the Company's delivery of the Preliminary Put Notice related to such Closing).

                c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 3(g), (h) and (j) and the third sentence of Section 3(m) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten Business Days prior to the applicable Put Notice
                Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer and Chief

                Financial Officer of the Company, dated as of the applicable Closing Date, in the form of Exhibit B attached hereto, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, without limitation, an update as of such Closing Date regarding the representation contained in Section 3(c) above.

                d. Such Investor shall have received the opinion of the Company's counsel dated as of such Closing Date, in the form of Exhibit C attached hereto.

                e. The Company shall have executed and delivered to the Investor the certificates representing, or have executed electronic book-entry transfer of, the Shares (in such denominations as such Investor shall request) being purchased by the Investor at such Closing.

                f. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to the Investor (the "RESOLUTIONS") and such Resolutions shall not have been amended or rescinded prior to such Closing Date.

                g. At the first Closing to occur in each Purchase Period, the Investor shall have received a letter of the type, in the form and with the substance of the letter described in Section 3(s) of the Registration Rights Agreement from the Company's auditors.

                h. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to, and acknowledged in writing by, the Company's transfer agent.

                i. The Company shall have delivered to the Investor a certificate evidencing the due incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of such Closing Date.

                j. The Company shall have delivered to the Investor a copy of its Articles of Incorporation, as amended and in effect on such Closing Date, certified by the Secretary of State of the State of California within 10 days of such Closing Date.

                k. The Company shall have delivered to the Investor a secretary's certificate, dated as of such Closing Date, in the form of Exhibit E attached hereto, as to (i) the Resolutions described in Section 7(f), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at such Closing.

                l. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                m. The Registration Statement shall be effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or threatened.

                n. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                o. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

                p. If applicable, the shareholders of the Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance Shares in accordance with Section 1(1).

                q. The conditions to such Closing set forth in Section 1(f) shall have been satisfied on or before such Closing Date.

                r. The Company shall have delivered to the Investor a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Closing Date.

                s. The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request upon reasonable advance notice.

        8.      Termination.

                a. Optional Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Investor. The representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

                b. Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto upon the earlier of
(i) when the Investor has purchased an aggregate of $10,000,000 in the Class A Common Stock of the Company pursuant to this Agreement, apart from additional amounts which may be purchased pursuant to Section 1(d); provided that the representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations, (ii) on the date which is 24 months after the Effective Date or (iii) on the date which is 27 months after the date hereof.

        All representations, warranties and covenants shall survive the termination of this Agreement.

        9.      INDEMNIFICATION.

                In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (e) the status of the Investor or holder of the Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        10.     GOVERNING LAW; MISCELLANEOUS.

                a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, and, if the Company's principal place of business is in San Diego, California, the City of San Diego, State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                b. Fees and Expenses. (i) As an inducement to the Investor to enter into this Agreement, the Company shall deliver to Investor on the date hereof an amount equal to $100,000 by wire transfer of immediately available funds. As a further inducement to the Investor to enter into this Agreement, (A) if the Registration Statement is declared effective by the SEC on or before the date which is 90 days after the date hereof, then within one Business Day of the date that the Registration Statement is declared effective by the SEC, the Company shall deliver to the Investor either (x) an amount equal to $150,000 by wire transfer of immediately available funds or (y) stock certificates representing the number of Shares (the "FIRST COMMITMENT SHARES") having an aggregate price (based on a price per First Commitment Share equal to 94% of the lowest Applicable Trading Price during the six consecutive trading days ending on and including the date the Registration Statement is declared effective) of $150,000, and (B) if the Registration Statement is not declared effective on or before the date which is 90 days after the date hereof, then (x) the Company, on the first Business Day after such 90th day, shall pay to the Investor an amount equal to $50,000 by wire transfer of immediately available funds and (y) on the earlier of the date on which the Registration Statement is declared effective by the SEC and the date which is 120 days after the date hereof, the Company, on the first Business Day after such date, shall deliver to the Investor either (i) an amount equal to $100,000 by wire transfer of immediately available funds or
(ii) provided that the Registration Statement is declared effective by the SEC on or before the date which is 120 days after the date hereof, stock certificates representing the number of Shares (the "SECOND COMMITMENT SHARES" and, collectively with the First Commitment Shares, the "COMMITMENT SHARES") having an aggregate price (based on a price per Second Commitment Share equal to 94% of the lowest Applicable Trading Price during the six consecutive trading days ending on and including the date the Registration Statement is declared effective) of $100,000 (in any such case, and along with the amount described in the first sentence of this Section 10(b)(i), the "COMMITMENT FEE"). The Company shall notify the Investor of the Company's election to make the payments described in the immediately preceding sentence in cash or in Commitment Shares by delivering written notice to the Investor at least three Business Days prior to the date that such payment is due. Notwithstanding anything herein to the contrary, the Company may pay the portion of the Commitment Fee described in the second sentence of this

Section 10(b)(i) in Commitment Shares if, and only if, at the time of their delivery, such Commitment Shares are registered for public resale under the 1933 Act and state securities laws and listed or quoted on the Principal Market. If the Company fails to pay any portion of the Commitment Fee when due, then the Company shall pay to the Investor, on the first Business Day following the date such payment was due (in addition to and not in lieu of any remedy the Investor may have in law or in equity) an amount equal to 2% of the Commitment Fee, in cash by wire transfer, plus compounded annual interest of 18% on such portion of the Commitment Fee during the period, beginning on the Business Day after such portion of the Commitment Fee was due, during which such amount, or any portion thereof, is outstanding. In the event that the Company elects to pay any the portion of the Commitment Fee described in the second sentence of this Section 10(b)(i) in Commitment Shares, then to the extent possible the Company shall deliver such Commitment Shares through DTC.

                (ii) As a further inducement to the Investor to enter into this Agreement and in addition to the reimbursement of due diligence costs pursuant to Section 1(c), the Company agrees to reimburse the Investor or its designees or clients, as applicable, for reasonable expenses (including legal expenses) relating to the negotiation and execution of the Transaction Documents and any Closings hereunder up to $35,000 in the aggregate. Such amounts are to be paid promptly upon submission of an invoice by the Investor to the Company. Subject to Section 1(c), Investor shall be responsible for such expenses relating to the negotiation and execution of the Transaction Documents and any Closings hereunder in excess of $35,000 in the aggregate.

                (iii) Except as otherwise set forth in Section 10(b), Section 9 and Section 1(c), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by the Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Shares issued pursuant hereto.

                b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

                      AVANIR Pharmaceuticals
                      9393 Towne Centre Drive
                      Suite 200
                      San Diego, California 92121
                      Telephone:    619-558-0364
                      Facsimile:    619-453-5845
                      Attention:    Gregory P. Hanson

        With a copy to:

                      Baker & McKenzie
                      Wells Fargo Plaza
                      12th Floor
                      101 West Broadway
                      San Diego, California  92101
                      Telephone:    619-236-1441
                      Facsimile:    619-236-0429
                      Attention:    John J. Hentrich, Esq.

        If to the Transfer Agent:

                      American Stock Transfer & Trust
                      6201 15th Avenue
                      Brooklyn, New York 11219
                      Telephone:  718-921-8254
                      Facsimile:  718-921-8328
                      Attention:  William Galetta

        If to the Investor:

                      Promethean Investment Group, L.L.C.
                      750 Lexington Avenue, 22nd Floor
                      New York, New York 10022
                      Telephone:  212-702-5200
                      Facsimile:  212-758-9336
                      Attention:  James F. O'Brien, Jr.
                                  E. Kurt Kim

        With a copy to:

                      Katten Muchin & Zavis
                      525 West Monroe Street, Suite 1600
                      Chicago, Illinois 60661-3693
                      Telephone:  312-902-5289
                      Facsimile:  312-902-1061
                      Attention:  Robert J. Brantman, Esq.


        Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may assign some or all of its rights hereunder to an entity in which it has a greater than 50% equity interest, an entity which has a greater than 50% equity interest in the Investor or an entity or fund which has the same principal investment adviser as the Investor, without the consent of the Company, and to others, with the consent of the Company; provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Shares in connection with a bona fide margin account.

                h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                i. Survival. The representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 10, and the indemnification provisions set forth in
Section 9, shall survive each of the Closings. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                j. Publicity. The Company and the Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                l. Placement Agent. The Company acknowledges and warrants that it has not engaged a placement agent in connection with the sale of the Shares. The Company shall be responsible for the payment of any fees or commissions of placement agents or brokers engaged by the Company in connection with the purchase of the Shares by the Investor. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim. The Investor shall be responsible for the payment of any fees or commissions of brokers engaged by the Investor in connection with its sale of the Shares.

                m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                n. Remedies. The Investor and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                o. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                p. Days. Unless the context refers to "Business Days" or "trading days", all references herein to "days" shall mean calendar days.


                                *  *  *  *  *  *

        IN WITNESS WHEREOF, the parties hereto have caused this Class A Common Stock Investment Agreement to be duly executed as of the date and year first above written.



COMPANY:                               INVESTOR:

AVANIR PHARMACEUTICALS                 PROMETHEAN INVESTMENT GROUP, L.L.C.


By: /s/Gregory P. Hanson               By: /s/E. Kurt Kim
   --------------------------------       --------------------------------------
   Name:    Gregory P. Hanson             Name:    E. Kurt Kim
   Its:     Chief Financial Officer       Its:     Duly Authorized

LIST OF SCHEDULES
-----------------
Schedule 3(a)                 Subsidiaries
Schedule 3(c)                 Capitalization
Schedule 3(e)                 Conflicts
Schedule 3(g)                 Material Changes
Schedule 3(h)                 Litigation
Schedule 3(n)                 Intellectual Property
Schedule 3(p)                 Liens
Schedule 3(v)                 Certain Transactions


LIST OF SCHEDULES
-----------------
EXHIBIT A                     Registration Rights Agreement
EXHIBIT B                     Officers' Certificate
EXHIBIT C                     Opinion of Company's Counsel
EXHIBIT D                     Irrevocable Transfer Agent Instructions
EXHIBIT E                     Secretary's Certificate